                                                                      EXHIBIT 21

                  SUBSIDIARIES OF GAYLORD ENTERTAINMENT COMPANY
                            AS OF DECEMBER 31, 2000

                                                          JURISDICTION OF
         NAME                                              ORGANIZATION
         ----                                              ------------
Acuff-Rose Music, Inc.                                      Tennessee
Acuff-Rose Music, Ltd.                                      England
Acuff-Rose Musikverlag GmbH                                 Germany
Acuff-Rose Scandia AB                                       Sweden
Acuff-Rose Music Publishing, Inc.                           Tennessee
A Walk to Remember Productions, Inc.                        California
CCK, Inc.                                                   Texas
Celebration Hymnal, LLC                                     Tennessee
Corporate Magic, Inc.                                       Texas
Country Music Television Australia Pty. Ltd.                Australia
Country Music Television International, GmbH                Germany
Country Music Television International, Inc.                Delaware
Country Music Television International, B. V.               Netherlands
Dayspring Music, Inc.                                       Tennessee
Deep Indigo Productions                                     United Kingdom
Editions Acuff Rose France SARL                             France
Gaylord Creative Group, Inc.                                Delaware
Gaylord Creative Group Records, Inc.                        Tennessee
Gaylord Digital, LLC                                        Delaware
Gaylord Event Television, Inc.                              California
Gaylord Films, LLC                                          Delaware
Gaylord Investments, Inc.                                   Delaware
Gaylord Production Company                                  Tennessee
Gaylord Program Services, Inc.                              Delaware
Gaylord Sports Management Group, LLC                        Tennessee
GBRJ Music, LLC                                             Texas
Grand Ole Opry Tours, Inc.                                  Tennessee
Hickory Records, Inc.                                       Tennessee
Idea Entertainment, C.V.                                    Netherlands
Killer Golf, Inc.                                           California
Lightsource, LLC                                            Delaware
Milene Music, Inc.                                          Tennessee
OHN Management, Inc.                                        Delaware
OKC Athletic Club Limited Partnership                       Oklahoma
OKC Concession Service Limited Partnership                  Oklahoma
Oklahoma City Athletic Club, Inc.                           Oklahoma
OLH, G.P.                                                   Tennessee
Oleander Productions, Inc.                                  California
Opryland Attractions, Inc.                                  Delaware
Opryland Hospitality, LLC                                   Tennessee
Opryland Hotel Florida, L.P.                                Florida
Opryland Hotel Nashville, LLC                               Tennessee
Opryland Hotel Texas, LLC                                   Delaware
Opryland Hotel Texas, L.P.                                  Delaware
Opryland Productions, Inc.                                  Tennessee
Opryland Theatricals, Inc.                                  Delaware
Pandora, Inc.                                               California
Pandora EURL                                                France
Pandora Investment (SARL)                                   Luxembourg
Showpark Management, Inc.                                   Delaware
Sooner Development, LLC                                     California
Springhouse Music, Inc.                                     Tennessee
TV Force, LLC                                               Texas

Wildhorse Saloon Entertainment Ventures, Inc.               Tennessee
Word Entertainment (Canada), Ltd.                           Canada
Word Entertainment Direct, LLC                              Tennessee
Word Entertainment, Ltd.                                    United Kingdom
Word Music Group, Inc.                                      Tennessee
Word Music, Inc.                                            Tennessee
Wordspring Music, Inc.                                      Tennessee
Z Music Management, Inc.                                    Delaware